      Nicor Inc.
Form 10-K
Exhibit 99.03

CERTIFICATION

I, Kathleen L. Halloran, Executive Vice President Finance and Administration of Nicor Inc., certify that:

1)	This annual report on Form 10-K of Nicor Inc. fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

2)	The information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of Nicor Inc.

Date	March 27, 2003	/s/ KATHLEEN L. HALLORAN

Kathleen L. Halloran
Executive Vice President
Finance and Administration

A signed original of this written statement required by Section 906 has been provided to Nicor Inc. and will be retained by Nicor Inc. and furnished to the Securities and Exchange Commission or its staff upon request.